ASSET PURCHASE AGREEMENT

by and between

JAMES D. SALLAH ESQ., RECEIVER

as “Seller,”

and

ATOMIC PAINTBALL, INC.

as “Buyer,”

Dated as of November  ___, 2014

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”), dated as of this _____ day of November, 2014, is by and between ATOMIC PAINTBALL, INC., a Texas corporation (“Buyer”), and JAMES D. SALLAH, ESQ., not individually, but solely in his capacity as the court-appointed receiver for JCS Enterprises Inc. d/b/a JCS Enterprises Services Inc., T.B.T.I., Inc. and My Gee Bo, Inc. (“Seller” or “Receiver”).

RECITALS

A. James D. Sallah is the duly appointed receiver in Securities and Exchange Commission v. JCS Enterprises Inc., d/b/a JCS Enterprises Services Inc., et al. (the “SEC Case”), in Case. No. 14CV80468-CIV-MIDDLEBROOKS/BRANNON in the United States District Court for the Southern District of Florida (the “Court”).

B. Pursuant to orders of the Court, the entities in receivership include JCS Enterprises Inc., d/b/a JCS Enterprises Services Inc., et al. ("JCS"); T.B.T.I., Inc. ("TBTI"); My Gee Bo, Inc. (individually, "MGB" and collectively with JCS and TBTI, the “Receivership Entities”).

C. Buyer desires to purchase the assets and assume the certain specified liabilities owned by or directly related to the business operations of JCS and MGB in the Receivership Estate, and Seller desires to sell to Buyer such assets and assign to Buyer such liabilities, subject to the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1 Defined Terms.  As used herein, the terms below shall have the following meanings:

“Affiliate” shall mean with respect to any Person, any other Person which directly or indirectly Controls, or is under common Control with, or is Controlled by, such Person and, if such Person is an individual, any member of the immediate family (including parents, parents-in-law, spouse and children) of such individual and any trust or estate for which such individual or one or more members of such immediate family serves as a trustee or in a similar capacity or in which such individual or one or more members of such immediate family has a substantial beneficial interest, and any Person who is Controlled by such member or trust.

“After-Acquired Assets” shall mean all interests acquired after the date hereof by the Receivership Estate in tangible and intangible property, including interests in such property owned by an entity, which pertain strictly to (i) the Assets and/or (ii) business operations of the Subject Entities, and any Assets listed on Exhibit A which are not currently assets of the Receivership Estate.

“Agreement” has the meaning set forth above in the preamble to this Agreement.

“Assets” shall mean solely those assets set forth and described on Exhibit A attached hereto, consisting primarily of Intellectual Property, Assumed Contracts, equipment and inventory, but only to the extent of the Receiver’s right, title and interest in such property.

“Assumed Contracts” shall mean the Contracts described on Exhibit A.

“Assumed Liabilities” shall mean those Liabilities listed on Exhibit A hereto.

“Books and Records” shall mean the books and records in the Receivership Estate which directly relate to the Assets and the Subject Entities, including, without limitation, CD, compact disk lists, ledgers, files, reports, plans, drawings and operating records of every kind, customers, suppliers, distributors or Personnel, disk or tape files, printouts, runs or other computer-prepared information and the Receiver’s interest in all computer programs required to access, and the equipment containing, all such computer-based information, product, business and marketing plans and sales, maintenance and production records.

“Business Day” shall mean any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Florida or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

“Buyer” has the meaning set forth in the preamble to this Agreement.

“Contracts” shall mean all oral or written contracts, agreements, licenses, distribution arrangements, sales and purchase agreements directly relating to the Assets and/or the business operations of the Subject Entities.

“Control” and “Controlled” shall mean the possession directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person which owns, directly or indirectly, fifty-one percent (51%) or more of the securities having ordinary voting power or the election of directors of other governing body of a corporation or fifty-one percent (51%) or more of the partnership, membership or other ownership and voting interest of any other Person (other than a limited partner of such Person) will be deemed to control such corporation or person.

“Copyright” shall mean each and every registered and unregistered copyright to any original work of authorship which is fixed in any tangible medium of expression.

“Court” has the meaning set forth in the Recitals.

“Closing” shall have the meaning set forth in Section 3.1.

“Closing Date” shall have the meaning set forth in Section 3.1.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Earnest Money” shall have the meaning set forth in Section 2.5.

“Final Order” shall mean an Order of the Court that has not been reversed, stayed, modified or amended and as to which the time to appeal or petition for certiorari has expired and as to which no appeal or petition for certiorari is pending.

“Intellectual Property” shall mean any and all of the following:  (i) Trade Marks; (ii) trade names; (iii) inventions (whether patentable or unpatentable and whether or not reduced to practice) and all improvements thereto; (iv) Patents and inventions upon which patent applications have not yet been filed, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof and the right to file therefor; (v) copyrightable works, Copyrights and all applications, registrations and renewals in connection therewith; (vi) Software, including source and object codes, management information systems, computer printouts, data bases and related documentation; (vii) Trade Secrets; (viii) other proprietary rights; (ix) copies and tangible embodiments of any of the foregoing, in whatever form or medium; (x) URLs and websites; (xi) licenses and sublicenses granted or obtained with respect to any of the foregoing; (xii) rights under any of the foregoing; (xiii) rights to protection or extension of interests in any of the foregoing under all applicable laws; (xiv) all claims (including claims for past infringement or misappropriation of intellectual property or intellectual property rights) and causes of action, and all rights of indemnity, warranty rights, rights of contribution, rights to refunds, rights of reimbursement and other rights of recovery; and (xv) goodwill associated with any of the foregoing.

“Liability” shall mean any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

“Person” shall mean any individual, corporation, partnership, limited liability company, trust, association, joint venture or other entity or any kind whatsoever.

“Personnel” shall mean all directors, officers and employees.

“Patent” shall mean each and every patent, patent application, patent disclosure, provisional application, and any utility patent resulting therefrom, certificate of invention, or application for certificate of invention, together with each and every extension, revision, registration, confirmation, reissue, division, continuation or continuation-in-part, re-examination, or renewal thereof, and any corresponding foreign filing claiming priority from any of the foregoing, each and every patent issuing or reissuing from any of the foregoing, and the inventions described and claimed in any of the foregoing.

 “Purchase Price” has the meaning set forth in the Section 2.4.

“Receivership Entities” has the meaning set forth in the Recitals.

“Receivership Estate” shall mean all property, assets, estates, businesses, rights of action, books and records, wherever located, of the Receivership Entities, and shall include, for the purposes of this Agreement, all property, assets, estates, businesses, rights of action, books and records, wherever located, of any entities or individuals added to the Receivership Estate by an order of the Court on or before the Closing Date.

“Representative” shall mean any attorney, accountant, agent, consultant or other representative (but shall not include Personnel).

“Sale Approval Order” shall mean the draft sale approval order substantially in the form attached as Exhibit E.

“Sale Procedures Order” has the meaning set forth in Section 4.1.

“SEC Case” has the meaning set forth in the Recitals.

“Security Interest” shall mean any mortgage, pledge, lien, encumbrance, charge or other security interest, other than (a) mechanic’s, materialmen’s and similar liens, (b) liens for Taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the ordinary course of business and not incurred in connection with the borrowing of money.

“Seller” has the meaning set forth in the preamble to this Agreement.

“Software” shall mean any and all computer software that has been developed (or is in the process of being developed) by or on behalf of the Subject Entities, including all underlying programs, source code, object code and intellectual property rights related thereto or arising therefrom.

"Subject Entities" shall mean JCS and MGB, collectively.

“Tax(es)” shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

“Trade Mark Assignment” shall mean that assignment to be executed and delivered by Seller to Buyer on the Closing Date, substantially in the form of Exhibit C, whereby Seller transfers the Trade Marks and Trade Names of the Subject Entities to Buyer.

“Trade Marks” shall mean copyrights, trademarks, service marks, trade dress and logos, including registrations and renewals in connection therewith, and each and every word, slogan, design, picture or any other symbol used to identify any good and/or service including each and every registered and unregistered trademark and service mark anywhere in the world and each corresponding application and “intent to use” application related thereto, together with the goodwill and the business appurtenant thereto.

 “Trade Secrets” shall mean all know-how, trade secret, confidential business information, including ideas, research and development, know how, formulas (secret or otherwise), compositions of matter, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, business and marketing plans and proposals, discoveries, test procedures and specifications, shop rights, the source code of all Software, technical information, process technology, plans, drawings, and blue prints that derive value (economic, strategic or otherwise) from not being generally known to and/or readily ascertainable by other Persons, and other similar intangible property.

“URL” shall mean an electronic address for an information source on the Internet, such as an ftp site, gopher server, or web page and known as a Universal (or Uniform) Resource Locator.

1.2 Construction.  The headings and captions of the various Articles and Sections of this Agreement have been inserted solely for purposes of convenience, are not part of this Agreement, and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.  Unless stated to the contrary, all references to Articles, Sections paragraphs or clauses herein shall be to the specified Article, Section, paragraph or clause of this Agreement, and all references to Exhibits and Schedules shall be to the specified Exhibits and Schedules attached hereto.  All Exhibits and Schedules attached are made a part hereof.  All terms defined herein shall have the same meaning in the Exhibits and Schedules, except as otherwise provided therein.  All references in this Agreement to “this Agreement” shall be deemed to include the Exhibits and Schedules attached hereto.  The terms “hereby”, “hereto”, “hereunder” and any similar terms as used in this Agreement, refer to this Agreement in its entirety and not only to the particular portion of this Agreement where the term is used.  Whenever in this Agreement provision is made for the payment of attorneys’ fees, such provision shall be deemed to mean reasonable attorneys’ fees and paralegals’ fees.  The term “including” when used herein shall mean “including, without limitation.”  Wherever in this Agreement the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa, as the context shall require.

ARTICLE II

PURCHASE AND SALE AGREEMENT

2.1 Transfer of Assets.  Upon the terms and subject to the conditions and provisions contained herein and in the Sale Procedures Order or the Sale Approval Order, at the Closing, Seller shall sell, convey, transfer, assign and deliver to Buyer, and Buyer, or its designated Affiliate, shall acquire and accept from Seller, the Assets.

2.2 Excluded Liabilities.  Notwithstanding any other terms, provisions and conditions of this Agreement, Buyer shall not assume, or otherwise be responsible or liable for or obligated with respect to, any Liabilities or obligations of Seller other than Assumed Liabilities.

2.3 Assumed Liabilities.  From and after the Closing, Buyer shall assume and undertake to pay, perform and discharge when due or required to be performed the Assumed Liabilities.

2.4 Purchase Price.  Upon the terms and subject to the conditions set forth herein, Buyer shall pay to Seller for the sale, transfer, assignment, conveyance and delivery of the Assets, by delivery of cash payable by wire transfer of other immediately available funds plus the deposits pursuant to this Agreement, of a total of One Million Five Hundred Thirty Six Thousand Nine Hundred and Seventy One Dollars and Seventy Five Cents Dollars ($1,536,971.75) (the “Purchase Price”).

2.5 Earnest Money. The Seller acknowledges the prior receipt of $25,000, which the Seller is holding as Earnest Money hereunder. Upon the Court’s entry of the Sales Procedure Order, Buyer shall deposit an additional $75,000 with Seller as additional Earnest Money. The Earnest Money shall be promptly refunded to Buyer by Seller, without interest, upon termination of this Agreement if this Agreement is terminated other than as the result of a material default by Buyer hereunder, in which case such Earnest Money may be retained by Seller as liquidated damages, whereupon both Purchaser and Seller shall be relieved of any further obligations or liabilities hereunder. At Closing, the Earnest Money Deposit will be credited against the Purchase Price.

2.6 The Purchase Price shall be allocated for federal income tax purposes among the Assets in a manner reasonably determined by Seller in reasonable consultation with Buyer no later than thirty (30) days following the Closing (as defined in Section 3.1 below); provided that such allocation shall be made in a manner consistent with Section 1060 of the Code.

2.7 To the extent the Seller is unable to deliver items designated as “Hard Assets” on Exhibit A that total more than $37,500, as reasonably determined by Buyer and supported by independently gathered documentation, the Purchase Price shall be reduced accordingly.

ARTICLE III

CLOSING

3.1 Closing.  Upon the terms and conditions set forth herein and in the Sale Procedures Order, the closing of the transactions contemplated herein (the “Closing”) shall be held at One Boca Place, 2255 Glades Rd., Suite 300E, Boca Raton, Florida, at the offices of SALLAH ASTARITA & COX, LLC on a date within two business days after the Sale Approval Order becomes a Final Order or such other earlier date as determined solely by Buyer, or as otherwise mutually agreed.  The date on which the Closing occurs in accordance with the previous sentence is referred to as the “Closing Date.”

3.2 Deliverables at Closing.  At the Closing, and in connection with effecting and consummating the Closing, including, without limitation, the sale and purchase of the Assets and the delivery of the Purchase Price, Seller and Buyer shall, on the Closing Date, deliver the following:

(a) Seller shall deliver to Buyer:

(i) the various certificates, instruments and documents referred to below in Section 8.1(f);

(ii) assignments (including Intellectual Property transfer documents), bills of sale and such other instruments of sale, transfer, conveyance and assignment with respect to the Assets as Buyer and its counsel may reasonably request, all in form and substance satisfactory to Buyer; and

(iii) copies of such Books and Records as Buyer shall reasonably request, tangible Assets, and Assumed Contracts, in each case in the possession of Seller, otherwise copies thereof.

(b) Buyer shall deliver to Seller:

(i) the balance of the Purchase Price; and

(ii) the various certificates, instruments and documents referred to below in Section 8.2(d).

(c) After the Closing Date, Seller shall deliver to Buyer such other instruments as reasonably necessary to vest in Buyer title in and to the Assets in accordance with the provisions hereof.

3.3 Transaction Expenses.  Except as expressly provided herein, each party shall bear its own costs and expenses, including attorney, accountant and other consultant fees, in connection with the execution and negotiation of this Agreement and the consummation of the transactions contemplated hereby.

3.4 Taxes.  All Taxes accrued to date of Closing that may give rise to a lien against the Assets or the After-Acquired Assets shall be paid by the Seller at or prior to Closing. All Taxes arising from the sale or transfer of the Assets hereunder shall be paid by Seller.

3.5 Removal of Tangible Assets.  Buyer shall have five (5) Business Days after the Closing Date to remove the tangible Assets from the premises in Florida where they are currently located. Buyer shall not be liable to Seller for rent or other charges during Seller’s use of such premises post-Closing, except in the event Buyer's breach of the preceding sentence gives rise to rent or other charges with respect to such premises post-Closing, in which event Buyer shall reimburse Seller for any rent or other charges incurred by Seller as a result of Buyer's breach.

3.6 Other Closing Matters.  Each of the parties shall use their commercially reasonable efforts to take such other actions required hereby to be performed by it prior to or on the Closing Date.

ARTICLE IV

OVERBID PROCEDURES AND COURT APPROVAL

4.1 Auction Procedures.  This Agreement is made subject to overbid at the hearing on the Court’s approval of this Agreement.  Seller shall give notice of its application for approval of the sale of the Assets to Buyer subject to overbid and shall immediately following the execution of this Agreement, if not sooner, seek the Court’s approval of the overbid procedures and the break-up fee as set forth below (as well as such other sale procedures as may be required) (the “Sale Procedures Order”).  The overbid provisions shall be as follows:

(a) The auction shall take place at the time and date set by the Court. The hearing pursuant to the motion referred to in Section 4.3  hereof will occur within two (2) business days after the auction or as soon as practicable and set by the Court. The auction shall be open bid and otherwise pursuant to such procedures as the Seller shall deem appropriate. All bidders shall appear in person at the Auction or through a duly authorized representative.

(b) All overbids must be for cash. The initial minimum overbid shall be the Purchase Price plus $75,000, with additional overbids in minimum increments thereafter of $25,000.

(c) Prospective overbidders will be notified that they will be required to prequalify with Seller seventy-two (72) hours prior to the hearing in order to demonstrate their financial capacity to close the transactions contemplated hereby.  As part of the pre-qualification process, each prospective overbidder (other than Buyer) shall deliver to Seller seventy-two (72) hours prior to the hearing (i) a deposit of a minimum $100,000 cashier’s check or other immediately available funds made payable to Seller, (ii) financial information and documentation sufficient to demonstrate such overbidder’s financial capacity to close the transactions contemplated in this Agreement, to be determined in Receiver’s sole and absolute discretion, and (iii) a signed purchase agreement in compliance with the bidding procedures setting forth such party’s overbid. All overbids shall be "firm offers" for the Assets and shall not contain any contingencies to the validity, effectiveness, necessary consents or approvals, and/or binding nature of the offer, including, without limitation, contingencies for due diligence, inspection or financing. The deposit shall be nonrefundable if the bid of such overbidder is accepted by the Court and such overbidder fails to consummate the transactions contemplated hereby due to such overbidder’s default.  The balance of the Purchase Price shall be paid as set forth above in ARTIVLE III.

(d) Any and all overbids shall be on the same terms and conditions in all material respects to those set forth in this Agreement and for not less than all of the Assets. If any overbidder proposed to purchase more than the Assets, the overbid shall specify what portion of the overbid is allocated to the Assets alone.

(e) In the event a prospective overbidder pre-qualifies with Seller, Seller shall immediately notify and inform Buyer of the pre-qualification and the identity or identities of the prospective overbidder(s).

(f) The Seller shall seek Court approval of the winning bid no later than two (2) business days following the conclusion of the auction.  The Sale Approval Order will provide that the sale will be free and clear of any liens, encumbrances, interests or other claims with respect to the Assets if possible, but at a minimum, free and clear of any liens, encumbrances, interests or other claims of Joseph Signore (“Signore”) and Paul Schumack (Schumack”), their immediate families and their affiliates or assigns. Any liens, encumbrances, interests or other claims shall attach to the proceeds of sale, but only to the same extent and with the same priorities as they attach to the Assets.

4.2 Break-up Fee.  In the event that a Person other than Buyer acquires the Assets as a result of an overbid, Seller shall pay to Buyer a break-up fee an amount equal to $30,000 plus all reasonable and documented out-of-pocket costs, including reasonable attorneys’ fees, incurred by Buyer in connection with the proposed acquisition of the Assets and this Agreement, provided that such total sum shall not to exceed three percent (3.0%) of the total amount of the approved bid. No other party will be granted any break-up fee or otherwise be entitled to any reimbursement for expenses incurred in connection with the Auction.

4.3 Sale Approval Motion and Notice.  Seller shall serve and file a motion, the form of which Buyer shall have approved, which approval shall not be unreasonably withheld, conditioned or delayed, seeking entry of the Sale Approval Order.  Such approval shall be obtained after Seller has provided notice to all of Seller’s respective creditors, equity security holders (excluding contingent warranty claimants), potential bidders, Signore, Schumack and Buyer, providing for such limited notice as the Court may order.  Such notice shall be in a form and substance satisfactory to the Court and to Buyer and shall be published at least four days in the Wall Street Journal, Eastern Edition, and in the Daily Business Review, once per week, for four weeks.

4.4 Disclosures.  Seller shall make adequate disclosures to the Court and its creditors and equity security holders of any contemplated transactions relating to the sale of the Assets involving insiders of any Receivership Entity, regardless of whether such transactions are included in the sale of the Assets.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that the statements contained in this Section are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ARTICLE V),

5.1 Authorization of Transaction.  This Agreement has been duly executed and delivered by Seller and is a valid and binding obligation of Seller, enforceable against it in accordance with its terms.  Each agreement or instrument which has been or shall be entered into or executed and delivered by Seller in connection with the transactions contemplated hereby has been (or will be) duly authorized, executed and delivered by Seller, and is (or will be when authorized, executed and delivered) a valid and binding obligation of Seller, enforceable against it in accordance with its terms.

5.2 No Violation.  The execution and delivery of this Agreement and the other agreements specified herein and the consummation of the transactions contemplated hereby and thereby do not and will not (ii) conflict with or violate any statute or law, or any judgment, decree, order, regulation or rule of any court or governmental authority, binding upon or applicable to Seller or by which the property or assets of Seller, including the Assets, are bound or affected.

5.3 Brokers’ Fees.  Seller has no Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated.

5.4 Assets.  The Assets are being sold “as is, where is”, without representation or warranty of any kind or nature, including warranties of merchantability or fitness for a particular purpose.

5.5 Governmental Consents and Approvals.  Except for the approval by the Court of the transactions contemplated hereby and as set forth on Schedule 5.5 attached hereto, no consent, waiver, agreement, approval, Permit or authorization of, or declaration, filing, notice or registration to or with, any United States federal or state, local or foreign governmental or regulatory authority is required to be made or obtained by Seller in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby or thereby.

5.6 Contracts.  Seller has made available to Buyer a correct and complete copy of all Contracts in Seller's possession or Control.

5.7 Litigation.  Except for the SEC Case and as set forth on Schedule 5.7 attached hereto, Seller (i) has no knowledge any outstanding injunction, judgment, order, decree, ruling or charge against any of the Subject Entities, or (ii) is not a party or is threatened to be made a party to any action, suit, proceeding, hearing or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator in any matter relating to the Assets.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF BUYER

As an inducement to Seller to enter into this Agreement, Buyer hereby makes the following representations and warranties as of the date hereof to Seller:

6.1 Organization of Buyer.  Buyer is duly organized, validly existing and in good standing under the laws of the State of Texas.

6.2 Authorization.  Buyer has all necessary corporate power and authority to enter into this Agreement and has taken all corporate action necessary, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder, and no other corporate proceedings on the part of Buyer are necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.  This Agreement has been duly executed and delivered by Buyer and is a valid and binding obligation of Buyer, enforceable against it in accordance with its terms (except to the extent that enforcement may be affected by applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors’ rights and remedies and by general principles of equity (regardless of whether enforcement is sought at law or in equity)).  Each agreement or instrument which has been or shall be entered into or executed and delivered by Buyer in connection with the transactions contemplated hereby has been (or will be) duly authorized, executed and delivered by Buyer, and is (or will be when authorized, executed and delivered) a valid and binding obligation of Buyer, enforceable against it in accordance with its terms (except to the extent that enforcement may be affect by laws relating to bankruptcy, reorganization, insolvency and similar laws affecting creditors’ rights and remedies and by general principles of equity (regardless of whether enforcement is sought at law or in equity)).

6.3 Governmental Consents and Approvals.  Other than the approval of the transactions and/or procedures contemplated herein by the Court, no consent, waiver, agreement, approval or authorization of, or declaration, filing, notice or registration to or with, any federal or local governmental or regulatory authority is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby or thereby.

6.4 No Violation.  The execution and delivery of this Agreement and the other agreements specified herein and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of the Articles or Bylaws of Buyer or (ii) conflict with or violate any statute or law, or any judgment, decree, order, regulation or rule of any court or governmental authority, binding upon or applicable to Buyer or by which the property or assets of Buyer, including the Assets, are bound or affected.

6.5 Independent Investigation.  Buyer has conducted its own independent investigation, review and analysis of the Subject Entities and their business, results of operations, prospects, condition (financial or otherwise), including but not limited to the Assets, and acknowledges that Buyer has been provided adequate access to the personnel, properties, assets, premises, Books and Records, and other documents and data of the Subject Entities for such purpose.  The Buyer acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, the Buyer has relied solely upon its own investigation and the express representations and warrants of the Seller set forth in Article V of this Agreement (including relevant portions of any schedules attached hereto) and (b) neither the Seller nor any Person on the Seller’s behalf has made any representation or warranty as to the Seller, the Subject Entities, the Assets, the Assumed Liabilities or this Agreement, except as expressly set forth in ARTICLE V of this Agreement (including relevant portions of any schedules attached hereto).

ARTICLE VII

ADDITIONAL COVENANTS

Seller and Buyer covenant and agree with each other that from the date hereof through the Closing:

7.1 General.  Each of the parties shall, upon the terms and subject to the conditions contained herein, pursue diligently and in good faith and use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or advisable under applicable laws and regulations to put, consummate and make effective the transactions contemplated hereby.

7.2 Investigation by Buyer.  Seller has allowed and will continue to allow Buyer and its Representatives, during regular business hours upon reasonable notice, to make such inspection of the Assets and to inspect and make copies of Contracts, Books and Records and all other documents and information reasonably requested by Buyer and related to the Assets and/or the Subject Entities, and shall use reasonable efforts to allow Buyer to meet with designated personnel of the Subject Entities and/or their representatives.

7.3 Consents and Reasonable Efforts.  Seller shall take all reasonable actions required (i) to obtain at the earliest practicable date all consents, waivers, approvals, authorizations and agreements of, and promptly to give all notices to, effect all registrations pursuant to, and make all other filings with or submissions to, any third parties, including, without limitation, governmental and regulatory authorities, necessary or advisable to authorize approve or permit the consummation of the transactions contemplated hereby and (ii) to reasonably cooperate with Buyer in Buyer’s defense of all legal proceedings, whether judicial or administrative and whether brought derivatively or on behalf of third parties (including government agencies or officials), challenging this Agreement or the consummation of the transactions contemplated hereby or thereby; provided, however, that Seller shall have no obligation to incur any cost, fee(s) or expense in connection with the foregoing.  Buyer shall furnish to Seller such necessary information and reasonable assistance as Seller may request in connection with the preparation of all necessary filings with any third parties, including, without limitation, governmental and regulatory authorities.

7.4 Notification of Certain Matters.  Each party will give prompt written notice to the other party of any material adverse development causing a breach of any of its own representations and warranties in ARTICLE V and ARTICLE VI above.  No disclosure by any party pursuant to this Section 7.4, however, shall be deemed to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

ARTICLE VIII

CONDITIONS TO OBLIGATION TO CLOSE

8.1 Conditions to Obligation of Buyer.  The obligation of Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(a) The Sale Approval Order shall have become a Final Order;

(b) The representations and warranties set forth in ARTICLE V above shall be true and correct at and as of the Closing Date;

(c) Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(d) No action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent consummation of any material transaction contemplated by this Agreement, (ii) cause any material transactions contemplated by this Agreement to be rescinded following consummation, or (iii) materially adversely affect the right of Buyer to own the Assets;

(e) None of the Assets shall have been adversely affected in any material way by any act of God, fire, flood, war, legislation (proposed or enacted) or other event or occurrence, whether or not covered by insurance;

(f) All certificates, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Buyer; and

(g) The Closing shall have occurred no later than February 28, 2015.

Buyer may waive any condition specified in this Section 8.1 if it executes a writing so stating at or prior to the Closing.

8.2 Conditions to Obligation of Seller.  The obligation of Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(a) The Sale Approval Order shall have become a Final Order;

(b) Buyer shall have delivered a copy of the resolutions of its board of directors authorizing the execution and delivery of this Agreement and the consummation of the transactions set forth herein.  Such resolutions shall be certified by an authorized officer of Buyer and as being true and correct and in full force and effect as of the Closing Date;

(c) The representations and warranties set forth in ARTICLE VI above shall be true and correct in all material respects at and as of the Closing Date;

(d) All certificates, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Seller;

(e) Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing; and

(f) No action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect adversely the right of Buyer to own the Assets.

8.3 Waiver.  Buyer may waive any condition specified in Section 8.1 and Seller may waive any condition specified in Section 8.2 in a writing so stating at or prior to the Closing.

ARTICLE IX

RISK OF LOSS

9.1 Risk of Loss.  Seller acknowledges and agrees that Buyer does not have any Liability or obligation to Seller in respect of any loss, theft or damage to property experienced by Seller at any time, whether occurring prior to, on or after the date hereof.  If Closing occurs, Buyer shall be entitled to the proceeds of any insurance or other proceeds payable with respect to the losses on the Assets for loss or damage occurring prior to the Closing Date, whether received prior to, at or after Closing.  At Closing, all risk of loss, theft or damage with respect to the Assets, and all Liability therefore, shall pass to Buyer.

ARTICLE X

POST-CLOSING COVENANTS

10.1 General.  In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party.

10.2 After-Acquired Assets.  The Seller shall deliver to Buyer any After-Acquired Assets.

10.3 Litigation Support.  In the event and for so long as any party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving the Assets, the other party will cooperate with the contesting or defending party and such party’s counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party.

10.4 Third Party Asserted Right.  In the event any person or entity claims a right, title or interest in or a right to use (each, a "Third Party Asserted Right") the Assets or any After-Acquired Asset and such Third Party Asserted Right may reasonably be made an asset of the Receivership Estate, the Receiver shall pursue such Third Party Asserted Right at the request of Buyer, provided that Buyer shall be responsible for any fees and expenses related thereto unless (i) the Receiver is pursuing other substantial assets of such person or entity asserting such Third Party Asserted Right and (ii) the pursuit of such Third Party Asserted Right may be undertaken by Seller at no additional cost to the Receivership Estate, as determined by Seller, in his reasonable discretion.

ARTICLE XI

TERMINATION

11.1 Termination of Agreement.  This Agreement may be terminated prior to the Closing:

(a) By mutual written consent executed by both Buyer and Seller (subject to the approval of the Court) at any time;

(b) Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing if (i) any event occurs which renders satisfaction of one or more of the conditions to Buyer’s obligations set forth in Section 8.1 impossible; and (ii) by giving written notice to Seller if the Court has not approved the auction procedures satisfactory to Buyer and the break-up fee as set forth above by December 31, 2104;

(c) Seller may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing if any event occurs which renders satisfaction of one or more of the conditions to Seller’s obligations set forth in Article 8.2 impossible.

11.2 In the Event of Termination; Remedies.  If any party terminates this Agreement pursuant to this ARTICLE XI, all rights and obligations of the parties hereunder shall terminate without any Liability of any party to any other Party (except for any Liability of any party then in breach); provided, however, that such termination shall not affect Seller’s obligations pursuant to Section 12.10 hereof.

ARTICLE XII

MISCELLANEOUS

12.1 Assignment; Successors.  Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of all other parties to this Agreement.  Seller consents to the assignment by Buyer of its rights pursuant to this Agreement, to any Affiliate of Buyer.  Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, heirs, legatees, successors and permitted assigns, and no other person shall have any right, benefit or obligation hereunder.

12.2 Notices. Any notice required to be given under this Agreement shall be given in writing and may be served either by personal delivery, facsimile, Federal Express or similar over-night delivery or by depositing the same in first class mail, postage prepaid, certified mail, addressed to the respective parties as indicated below, or such different address as a party may have fixed by notice hereunder:

If to Seller, addressed to:

James D. Sallah, Esq.
Receiver
One Boca Place
2255 Glades Rd., Ste. 300E
Boca Raton, Florida 33431
Tel.: (561) 989-9080
Fax: (561) 989-9020

With a copy to

Attorneys for Seller:

Sean Coyle
Akerman LLP
350 East Las Olas Boulevard , Suite 1600
Fort Lauderdale, FL 33301
Telephone: 954-463-2700
Fax: 954-463-2224
Email: sean.coyle@akerman.com

If to Buyer, addressed to:

Atomic Paintball, Inc.
2600 E. Southlake Blvd.
Suite 120-366
Southlake, Texas  76092
Attn: Darren Dunckel, President
Telephone: 817.491.4955
Fax: 817.491.4955
Email:  darren.dunckel@atomicworldmedia.com

with a copy to

Attorneys for Buyer:

Christian C. Onsager
Alice A. White
Onsager | Guyerson | Fletcher | Johnson
1801 Broadway, Suite 900
Denver, Colorado 80202
Telephone:  (303) 512-1123
Facsimile: (303) 512-1129
Email: consager@ogfj-law.com
awhite@ogfj-law.com

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

Notices delivered personally shall be effective upon delivery.  Notices transmitted by facsimile or overnight delivery shall be effective when received provided they are received during normal business hours of the recipient on a Business Day, and if not, the next Business Day.  Notices delivered by mail shall be effective 96 hours after mailing.

12.3 Choice of Law.  This Agreement shall be construed and interpreted, and the rights of the parties determined in accordance with, the laws of the State of Florida.  Each party irrevocably consents to the service of any and all process in any action or proceeding arising out of or relating to this Agreement by the mailing of copies of such process to each party at its address specified in Section 12.2  The parties hereto irrevocably submit to the exclusive jurisdiction of the Court (or any court exercising appellate jurisdiction over the Court) over any dispute arising out of or relating to this Agreement or any other agreement or instrument contemplated hereby or entered into in connection herewith or any of the transactions contemplated hereby or thereby.  Each party hereby irrevocably agrees that all claims in respect of such dispute or proceedings may be heard and determined in such dispute or proceedings may be heard and determined in such courts.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum in connection therewith.

12.4 Entire Agreement; Amendments and Waivers.  This Agreement, together with all exhibits and schedules attached or to be attached hereto constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties; provided that the forms of agreements that may be attached hereto as Exhibits shall be superseded by the copies of such agreements by the parties thereto to be conclusive evidence of such parties’ approval of any change or modification or waiver of this Agreement shall be binding unless executed in writing by or on behalf of the party to be bound thereby.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

12.5 Third Party Beneficiaries.  No Person other than the parties hereto, shall have any rights or claims under this Agreement.

12.6 No Waiver.  The failure of either party hereto to seek redress for any breach, or to insist upon the strict performance, of any covenant or condition of the Agreement by the other shall not be, or be deemed to be, a waiver of the breach or failure to perform, nor prevent a subsequent act or omission in violation of, or not strictly complying with, the terms hereof from constituting a default hereunder.

12.7 Multiple Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.8 Invalidity.  In the event that any one or more of the provisions, or any portion thereof contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision, or any portion thereof, of this Agreement or any other such instrument.

12.9 Cumulative Remedies.  All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies; provided, however, that any Person pursuing any rights and remedies with respect to access to Books and Records shall first agree to reasonable confidentiality restriction with Buyer.

12.10 Termination of Covenants, Representations, and Warranties.  The covenants, representations, and warranties made by Seller and/or Buyer herein shall terminate as of the Closing.  Buyer shall have no right to seek indemnification subsequent to the Closing based on a breach of a representation and/or warranty made by Seller herein or in any other document, certificate or instrument entered into by the Seller in connection herewith unless such covenants, representations, and warranties were breached due to actual fraud of the Seller.

12.11 Representation by Counsel; Mutual Negotiation.  Each party has been represented by counsel of its choice in negotiating this Agreement.  This Agreement shall therefore be deemed to have been negotiated and prepared at the joint request, direction and construction of the parties, at arm’s length, with the advice and participation of counsel, and will be interpreted in accordance with its terms without favor to any party.

[Signatures on following page]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

BUYER:

ATOMIC PAINTBALL, INC.,
a Texas corporation

By: _________________________________
Name: Darren Dunckel
Title:  President

SELLER:

____________________________________
James D. Sallah, Esq., not individually, but solely in
his capacity as court-appointed receiver for the Subject Entities

EXHIBITS

Exhibit A: Assets

Exhibit B: Assumed Liabilities

Exhibit C: Trademark Assignment

EXHIBIT A

Assets

See attached.

EXHIBIT A

ASSETS

Barbara Corcoran Contract, including all previously created content such as commercials
ATM Contracts (As follows, whether written or oral):
1757 GOLF CLUB
AKOYA CONDOMINIUM
AZUCAR CUBAN CUISINE
BARDMOOR GOLF & TENNIS CLUB
BEAR CREEK GOLF CLUB
BEST WESTERN-CLEWISTON
BEST WESTERN-OAKWOOD, GA
BLUE HERON PINES COUNTRY CLUB
CAMDEN LAS OLAS
CELEBRATION GOLF CLUB
CHADS BAR B Q
COMFORT INN-OCEANSIDE DEERFIELD BEACH
COMFORT SUITES-AIRPORT & CRUISE PORT
COURTYARD-FARMINGTON HILLS
COURVOISIER COURTS CONDO
COWBOYS GOLF CLUB
EAGLE CREEK GOLF CLUB
EISENHOWER GOLF COURSE
FALCONHEAD GOLF CLUB
FROGGY'S
GENEVA NATIONAL GOLF
GEORGE DONNE NATIONAL GOLF COURSE
GLENDALE GOLF COURSE
GOLF CLUB AT FOSSIL CREEK
GRIGIO-TEMPE
HAMPTON INN-AUGUSTA, GA
HAMPTON INN-ORLANDO UNIVERSAL STUDIOS
HIGHLAND WOODS GOLF COURSE
HILTON GARDEN INN-LOUISVILLE NE
HOLIDAY INN EXPRESS-CLEWISTON
HOOLIGANS SPORTS TAVERN
LAKE CHABOT GOLF COURSE
LAKE PARK 18 HOLE GOLF COURSE
LANSBROOK GOLF CLUB
LEGACY GOLF COURSE
LINCOLN HILLS GOLF CLUB
LINKS AT LAND'S END
MARE ISLAND GOLF CLUB
MARRIOTT-BARONY BEACH CLUB

MARRIOTT-HARBOR AND SUNSET POINTE
MARRIOTT-SAN ANTONIO
MARRIOTT-SURFWATCH
METRO WEST GOLF COURSE
MONARCH BEACH GOLF LINKS
PATUXENT GREEN COUNTRY CLUB
QUALITY INN-TROY
RESIDENCE INN-ST LOUIS GALLERIA
RICHARD BORCHARD REGIONAL FAIRGROUNDS 1
ST JOHNS GOLF & COUNTRY CLUB
THE GOLF AT CINCO RANCH
TIMBERCREEK GOLF CLUB
TRADITION GOLF CLUB-CT

ATM Contracts marked with a "*" are in writing. Whether written or oral, Seller makes no representation as to whether such contracts are in full force and effect as of the date hereof.
HARD ASSETS (Listed Below)

RECEPTION
Brown Loveseat, Rug, Side Table, End Table, Faux Plant, Clock and Miscellaneous Wall Hangings
RECEPTION / KITCHEN AREA
Conference Table with 6 Brown Chairs
Brown Barrel Chairs
Glass Top Coffee Table and Computer Table
Philips 55" LCD TV
Wind Chime Divider
Stainless Steel Microwave
Keurig Coffee Maker
Lot- consisting of Miscellaneous Office Supplies
19" ELO Touch Screen Computer System, Windows 7 Pro with Card Swipe and Wall Bracket
OFFICE #1
Lot- consisting of Desk, File Cabinet, 2 Chairs
Fujitsu Scansnap IX500
OFFICE #2
Lot- consisting of Desk, File Cabinet, 2 Chairs
OFFICE #3
U-Shaped Desk, 3 Chairs, File Cabinet, Book Case
Neopost IS330
Banner Displays with Cases
OFFICE #4
U-Shaped Desk, Coffee Table, Sofa, 3 Chairs and Miscellaneous Items
32" Insignia LCD TV
Samsung Galaxy Tab 2 10", 16 GB Tablet
IT ROOM
ELO Touch Screen PC #ESY192M
Supermicro Rack Mount Server
Mini PC Intel I3 CPU's (Parts)
Samsung Galaxy 2 10" New in Box

32" LCD TV
Apex 7000 Series Bill Units
Algo 8028 SIP Doorphone Intercom System
Dell V725W All-in-on e Printer
Empty Server Cabinets
Glass Top Desk
Lot- consisting of Storage Cabinets
Lot- consisting of Miscellaneous HDD, Keyboards, Antennas, Parts, Pieces, Components etc.
Folding Hand Truck
SERVER CLOSET
Elastix NLX MiniUCS IP-PBX IP Telephone Box with Grand Stream IP Phones
Lot- consisting of Tables
ZYXEL ZyWALL USG 50
HP 24 Port Switch
Server Rack
APC SX 1300 Ups
Ultra Ups
HALLWAY
Samsung CLX-4195FW All-in-one Printer
Lateral File Cabinet
Royal Paper Shredder
Modern Floor Lamp
Faux Plants
Work Station Desk
Framed Prints
KIOSK PARTS SUPPLY ROOM
Nanoptix HSVL "Transformer" Receipt Printer (2 per box) (New)
Pyramid Technologies APEX 7400-U53-USA4 Currency Validators (New)
Epson POS Receipt Printer, Model: TM-T88V-330 (New)
Lot- consisting of New and Used Keyboards
Magtek Credit Card Readers (New)
TP-Link #TL-WN722N Wireless USB Adaptors (New)
Windows 7 Pro Operating Systems (Unopened)
Intel Core I3 CPU's #i3-3240 LGA1155 (New)
Mini USB Keyboards (New)
Gigabyte Motherboards #H61N-USB3 (New)
Crucial 4GB DDR3-1333 (Ram) (New)
Kingston 2GB / 4GB (Ram) (New)
Gum Drop Galaxy Tab 2 7" Cases (New)
Galaxy Tab 2 10" Cases with Keyboards (New)
Lot- consisting of PC Speakers
Lot- consisting of Altec Speakers
Mini Computer Cases (Empty) (New)
IOGEAR 4 Port USB 2 Hubs (New)
Gigabyte #G41MT-S2PT Motherboards (New)
Popcorn Machine
Planar 22" Touch Screens #PXL2230MW (New)
HP Pavilion Touchsmart 20 PC #20-F230 (New)
32" LCD TV's
Viewsonic 22" LED Monitors #VS14761 #VA2212M-LED (New)
Compaq PC Towers only (AMD Vision Pro CPU)
Magtek PN: 21065140 Credit Card Swipers (New)

IR Cameras (New)
Double Sight Displays USB Monitors 9" DS-900 (New)
ELO Touch Computer #ET1919LM-7CNA-1WH-3-G (New)
Nano Station 2 Antennas
Lot- consisting of Cables, Connectors, Parts, Pieces, Fans (To Assemble Kiosks)
Metal Shelving Units
Miscellaneous Monitors
PRODUCTION ASSEMBLY AREA
Home-Made Core I3 PC's (Computer only)
Apex 7000 Bill Reader
Receipt Printers
Lot- consisting of Miscellaneous Parts, Pieces, Connectors, Keyboards etc.
WAREHOUSE
2007 International CF500 VT275 (Diesel) with 14ft Box, VIN #3HAJEAVH97L444030, Odometer reads: 42,448 miles
Planar 22" Monitors #PLL2210W (New)
Samsung 32" LED Monitors, #ED32C (New)
Planar 22" Touch Screen Monitors # PXL2230MW (New)
VIZIO 55" LED TV (New)
Planar 46" Edge LED Touch Screen TV, Model #F46LETN2020 (New)
Section of Light Duty Pallet Racking
Lot- consisting of Shelving Against Walls
Brinkman BBQ Smoker
ELO Touch Computers #ESY19M2-2UWA-0-ZB-MT-NO-WH-MED-HM2S2 (New)
Wireless Keyboard and Mouse Sets (New)
Mini Computer Cases (New)
Gigabyte Motherboards #H61N-USB3 (New)
PC Speakers (Generic) (New)
Belkin Power Strips (New)
Lot- consisting of Miscellaneous Tools, Tables, Chairs, Wood, Used Computer Components etc. in Warehouse
KITCHEN
Lot- consisting of Kitchen Supplies, Refrigerator, Microwave
WOOD WORKING SHOP
Chicago Compound Mitre Saw
Small Air Compressor
Duel Grinding Wheel
Lot- consisting of Power Tools and Air Tools on Work Bench (Around and Below)
Rigid Mitre Saw
Lot- consisting of Clamps
Paint Sprayer System
Metal Shelving Units
Lot- consisting of Miscellaneous Supplies, Wood, Fasteners

KIOSK INFORMATION AND INTERNAL COMPONENTS BREAKDOWN
Kiosk Type (1)
"Pay Your Bills" Floor Standing Bill Pay Kiosk (2 screens): (1) 22" touch screen & (1) 22" standard screen), Credit Card swipe, bill validator, camera, thermal receipt printer, Windows 7 computer, WI FI USB, speakers, wood constructed cabinet.

Kiosk Type (2)	"Virtual Consignor" Floor Standing Informational/Ordering Kiosk (1 screen): (1) 22" touch screen, thermal receipt printer, computer, WI FI USB, speakers, Windows 7 computer, wood constructed cabinet.
Kiosk Type (3)
"Virtual Consignor" Floor Standing Informational/Ordering Kiosk (2 screens): (1) 22" touch screen & (1) 32" Monitor/tv, thermal receipt printer, computer, WI FI USB, speakers, Windows 7 computer, wood constructed cabinet.

Kiosk Type (4)	"Virtual Consignor" Wall Mount Informational/Ordering Kiosk (1 screen): (1) 22" touch screen, thermal receipt printer, computer, WI FI USB, speakers, Windows 7 computer, wood constructed cabinet.

KIOSKS BY PHYSICAL LOCATION

RECEPTION / KITCHEN AREA
Kiosk (Type 1), "PAY YOUR BILLS", Floor Standing Bill Pay Kiosk (2 screens) (Complete)
Kiosk (Type 4), Wall Mount Informational/Ordering Kiosk (Complete)
Kiosk (Type 3), Floor Standing Informational/Ordering Kiosk (2 screens) Roger Dean Stadium Food & Beverage Ordering Kiosk, (Complete)
IT ROOM
Kiosk (Type 4), Wall Mount Virtual Concierge Kiosk (complete)
Kiosk (Type 2), Virtual Concierge Floor Standing Informational/Ordering Kiosk (1 screen) (complete)
PRODUCTION ASSEMBLY AREA
Kiosk (Type 1) "PAY YOUR BILLS HERE" (Floor Units) (Complete)
Kiosk (Type 1) "PAY YOUR BILLS HERE" (Missing Computer)
Kiosk (Type 1) "PAY YOUR BILLS HERE" (Floor Units) (Shell x2 Monitors)
Kiosk (Type 1) (Delta Airlines Logo) (Shell with Monitor)
Kiosk (Type 3) Sports and Concierge Floor Units (Complete)
Kiosk, Photo Center, Sinfonia Technology Digital Photo Printer #CHC-S1245, 22" Touch Monitor, I3 CPU, camera card reader (Complete)
Kiosk (Type 4) Virtual Concierge (Complete)
Kiosk (Type 4) Virtual Concierge (Missing Computers)
Kiosk (Type 4) Virtual Concierge (Shells Only)
Kiosk (Type 4) Virtual Concierge, Wood Finished (Complete)
WAREHOUSE
Kiosk (Type 1) "PAY YOUR BILLS", (Missing Computers)
Kiosk (Type 1) "PAY YOUR BILLS", (Complete)
Kiosk (Type 1) "PAY YOUR BILLS", (Missing Computers and Monitors)
Kiosk (Type 3) Virtual Concierge (Missing Computers)
Kiosk (Type 4) (TBTI Inc.) (Missing Computers and misc. parts)
Kiosk (Type 4) (Miscellaneous Colors and Degrees of Completion)
RECEPTION
LOVE SEAT, 2 CHAIRS, FAUX PLANT, PAINTED CHEST, SIDE TABLE AND LAMP
JVC 48" LED TV

KITCHEN
WOOD TABLE WITH 2 CHAIRS
S/S WHIRLPOOL REFRIGERATOR
S/S WHIRLPOOL DISHWASHER
S/S MICROWAVE
KEURIG RIVO COFFEE MACHINE
HALL
FAUX PLANT
OFFICE #1
OFFICE FURNITURE SUITE
HP PAVILION 20 ALL IN ONE PC
HP LASERJET PRO 200 COLOR PRINTER
SAMSUNG 32" LCD TV
MISCELLANEOUS ITEMS IN OFFICE
OFFICE #2
ELABORATE WOOD DESK, CREDENZA, BOOKCASE, FILE CABINET
EXEC. CHAIR
CLIENT CHAIRS
BROWN SOFA
MINI REFRIGERATOR
DELL VOSTR0 360 ALL IN ONE PC
TCL 55" LCD TV

SUPER BOWL XLIV SIGNED FOOTBALL (ASSORTED SIGNATURES, Andy Russell Steelers, Mel Renfro Cowboy's Hall of Famer, Marcus Robertson Tenn Titans. Joe Delamielleure Hall of famer.) (No authentication certificates)

SIGNED BASEBALL (LOU BROCK) HALL OF FAME 85 (No authentication certificates)
MISCELLANEOUS ITEMS IN OFFICE
CONFERENCE ROOM
CONFERENCE TABLE 8'×4' THICK GLASS TOP
CONFERENCE ROOM CHAIRS (FAUX LEATHER)
FAUX PLANTS
S/S WINE REFRIGERATOR
KEURIG COFFEE MACHINE
VIZIO 60" LED TV
CONFERENCE SPEAKER PHONE
OFFICE 3
OFFICE FURNITURE SUITE
CLIENT CHAIRS
LEATHER ARM CHAIN
BROWN FAUX LEATHER SOFA
SIDE TABLE
TCL 50" LCD TV
SAMSUNG GALAXY TAB 2,7" NEW
SAMSUNG GALAXY TAB 2,7"
SAMSUNG GALAXY TAB 2,10"
STAR SM-T300 CREDIT CARD TERMINAL
DELL 1355CNW PRINTER
SAMSUNG GALAXY TAB 3, 10"
OFFICE #4 (SOFTWARE DEVELOPMENT)
OFFICE FURNITURE SUITE
TCL 50" LCD TV

ELO TOUCHSOLUTIONS 19M2
SAMSUNG GALAXY TAB 2,10"
ASUS VIVOTAB WINDOWS 8 TABLET
NEW INTEL I3 CPU'S
NEW INTEL I7-3770 3.4 GHz Quad Core CPU'S #: LGA1155
WINDOWS 7 PRO OPERATING SYSTEMS
CRUCIAL 4 GB DDR3-1333 (Ram) (New)
WD 160 GB 3.5" SATA HDD
NEW METAL COMPUTER CASES
NEW GIGABYTE MOTHER BOARDS H61N-USB3
SANE' N10" TABLET (JAPAN)
22" TOUCH SCREENS (HP & PLANAR)
INSIGNIA 32" TV
LOT, PARTS, PIECES AND COMPONENTS IN OFFICE
OFFICE #5
DESK, CREDENZA, CHAIR
PLANAR 22" TOUCH SCREEN, PXL 2230 MW
HP 22" MONITOR
PRESENTATION AREA
FOLDING TABLES
FOLDING CHAIRS
TRADE SHOW DISPLAY WITH 4 TOUCH MONITORS
S/S WINE REFRIGERATOR
ELO TOUCHSOLUTIONS 19M ALL IN ONE SYSTEM WITH WALL BRACKET (COMPLETE)
WAREHOUSE
SHOWER ENCLOSURE
BASKET BALL PORTABLE HOOP
LOT MISC. FURNITURE
S/S DISHWASHER
DISH WASHER, REFRIGERATOR
RIDGID WET SAW
RIDGID PORTABLE TABLE SAW
4 FOOT FAN
LOT, TOOLING, PAINT SUPPLIES, ETC.
SPECIALIZED HARDROCK SPORT MOUNTAIN BIKE
12' LADDERS
8' LADDERS
6' LADDERS
LOT 8' PALLET RACKING
2012 FORD E 150 CARGO VAN, VIN: 1FTNE1EW0CDA75286, 40,324 MILES

KIOSK INFORMATION AND INTERNAL COMPONENTS BREAKDOWN

Kiosk Type (1)
"Pay Your Bills" Floor Standing Bill Pay Kiosk (2 screens): (1) 22" touch screen & (1) 22" standard screen), Credit Card swipe, bill validater, camera, thermal receipt printer, Windows 7 computer, WI FI USB, speakers, wood constructed cabinet.

Kiosk Type (2)	"Virtual Consignor" Floor Standing Informational/Ordering Kiosk (1 screen): (1) 22" touch screen, thermal receipt printer, computer, WI FI USB, speakers, Windows 7 computer, wood constructed cabinet.
Kiosk Type (3)
"Virtual Consignor" Floor Standing Informational/Ordering Kiosk (2 screens): (1) 22" touch screen & (1) 32" Monitor/TV, thermal receipt printer, computer, WI FI USB, speakers, Windows 7 computer, wood constructed cabinet.

Kiosk Type (4)	"Virtual Consignor" Wall Mount Informational/Ordering Kiosk (1 screen): (1) 22" touch screen, thermal receipt printer, computer, WI FI USB, speakers, Windows 7 computer, wood constructed cabinet.

KIOSKS BY PHYSICAL LOCATION

PRESENTATION AREA
KIOSKS (TYPE 3), VIRTUAL CONSIGNOR (COMPLETE)
KIOSKS (TYPE 4), WALL MOUNT (COMPLETE) ( ONE WITH 2 SCREEN, ONE WITH ONE SCREEN)
KIOSK (TYPE 1), "PAY YOUR BILLS" (COMPLETE)
WAREHOUSE1
KIOSKS (TYPE 1), SHELLS ONLY
KIOSKS (TYPE 3), SHELLS WITH ONE 32" MONITOR
KIOSKS (TYPE 3), SHELLS WITH ONE 22" TOUCH SCREEN
KIOSKS (TYPE 3), COMPLETE (MISSING BACK PANELS)
KIOSKS (TYPE 3), MISSING COMPUTER
KIOSKS (TYPE 3), MISSING 32" MONITOR
KIOSKS (TYPE 3), SHELLS ONLY
KIOSKS (TYPE 3), PARTIALLY COMPLETE
KIOSKS (TYPE 2), SHELLS ONLY
KIOSKS (TYPE 1), MISSING COMPUTERS
LOT MISC. KIOSK'S ON PALLET RACKING (Miscellaneous Degrees of Completion)
Deployed Kiosks
Deployed Monitors (Hospital)
VISTA 21 IP Control Panel (cellular alarm system)
HIK Vision 4 channel NVR Hard Drive, 4 3.0 megapixel bull cameras (part of security system)

1 Buyer agrees that the Seller, at its discretion, may retain possession of up to five (5) of the Kiosks listed under headings “Presentation Area” and “Warehouse” above, for the duration of criminal case no. 9:14-cr-80081 pending in the U.S. District Court for the Southern District of Florida, including any appeals

Exhibit A Continued

SOFTWARE AND INTELLECTUAL PROPERTY ASSETS

1.           Software and Associated Intellectual Property. Any and all Software assets and associated Intellectual Property owned or controlled by the Subject Entities and now part of the Receivership Estate, including the Software modules tabulated below, and to the extent possible,(a) the turnover and transfer of all supporting modules, code or documentation owned or controlled by the Subject Entities and now part of the Receivership Estate, including all source code and all stored or archived copies of said Software;(b) the exclusive right to use, develop or copy said Software, (c) all copyright interests, patent interests, trade names, trademark interests and/or trade secrets whether filed or unfiled, (d) all of the above rights to any unlisted, but related Software assets or associated Intellectual Property owned or controlled by the Subject Entities.

Kiosk Builder
Hotel Kiosk
Casino Kiosk
Entertainment Kiosk
Bill Pay Kiosk
Bumper Solutions

2.           Any and all rights the Receivership Estate may have in the invention disclosed in the “Quick Check Internet – Payment System” invention disclosure by Mr. Carey Kriz and Mr. Joseph Signore dated November 21, 2013 (the “Invention Disclosure”), including any and all rights the Receivership Estate may have in US provisional patent application 61/968033 entitled “Credit System” filed on March 20, 2014, or rights in any subsequent US or international utility patent application claiming priority to US provisional patent application 61/968033. For the sake of clarity, the invention disclosed in the Invention Disclosure includes but is not necessarily limited to the following software modules:

Quick Check

Quick Check Embed

3.           Any and all License Interests the Receivership Estate may have, including all rights acquired, if any, by the Subject Entities under the license dated September 1, 2013 between Carey Kriz/CN Global Partners LLC and Joseph Signore/MyGeebo, Inc. (the “September 1 Agreement”), including all license interests in and to the following software assets:

V Store
V Store Manager
Store Manager

Any interests of the Receivership Estate in the following Software, and any and all rights to the following Software to the extent the Subject Entities have acquired any interest under the September 1 Agreement:

Locator
Gateway Manager
Message Man
Profile
Purchase Center
Geospatial Database
Carponet

4.           Trademarks. Any and all trademark interests owned or controlled by the Subject Entities, including but not limited to:

MYGEEBO	US Trademark Registration 4334863
GEEBO & Design	Running Man design with word GEEBO underneath, subject of US Trademark Application 857,38054 filed September 25, 2012
Common law trademark rights to the program name or module name any software asset transferred herein.

5.           Domain Names. Any and all domain names owned or controlled by the Subject Entities, including but not limited to:

URL	IP Address
carpostore.com	207.245.88.172
carponet.com	207.245.88.172
quickchecksales.com	207.245.88.172
quickcheckmerchant.com	207.245.88.172
qcembed.com	207.245.88.172
quickcheckconsole.com	207.245.88.172

EXHIBIT B

Assumed Liabilities

See attached.

EXHIBIT B

ASSUMED LIABILITIES

1.	Any Liabilities or obligations of the Receivership Estate, if any, under the Invention Disclosure (as defined on Exhibit A).

2.	Any Liabilities or obligations of the Receivership Estate, if any, under the September 1 Agreement (as defined on Exhibit A).

3.	Any Liabilities or obligations of the Receivership Estate, if any, under the Barbara Corcoran contract.

4.	Any Liabilities or obligations of Receivership Estate, if any, under the ATM Contracts listed on Exhibit A.

The listing of an Assumed Liability on this Exhibit B shall not be deemed an admission or acknowledgment of any kind by either Buyer or Seller that any such Liabilities or obligations exist as of the date of the Agreement or on or after Closing.

EXHIBIT C

Form of Trade Mark Assignment

TRADEMARK ASSIGNMENT

WHEREAS, the undersigned assignor, ________________ ("Assignor") owns or has acquired the rights to the trademarks identified on Schedule A hereto (collectively, the "Marks"); and

WHEREAS, Atomic Paintball, Inc. , ("Assignee") a Texas corporation, having its principal place of business at 2600 E. Southlake Blvd., Suite 120-366, Southlake, Texas  76092 , is desirous of acquiring said Marks, together with that part of the business to which the mark pertains, and any goodwill associated therewith;

NOW, THEREFORE, Assignor, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby sell, assign, convey and transfer unto Assignee, its successors and assigns, all of Assignor's right, title and interest in and to the Marks, and any goodwill associated therewith.

IN TESTIMONY WHEREOF, the undersigned Assignor has signed below this ___ day of  ___________, 2014.

___________________________________________
[NAME]

STATE OF __________________________)

COUNTY OF __________________________)

The foregoing instrument was acknowledged before me this   day of  , ____________, 201__, by______________________ , as _______________________ of ___________________.

Witness my hand and official seal.

My commission expires:

                                                                                                       ___________________________________
         Notary Public